SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 24, 2003

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817
(Commission File Number)	(I.R.S. Employer Indentification No.)

2100 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Item 5.    Other Events

On March 24, 2003, Nucor Steel Kingman, LLC (“Nucor Kingman”), a subsidiary of Nucor Corporation “(Nucor”), acquired substantially all of the operating assets of the Kingman, Arizona steel facility of North Star Steel Company (“North Star”) for $35 million in cash. Pursuant to the terms of an asset purchase agreement dated as of March 17, 2003, Nucor Kingman acquired substantially all of the property, plant and equipment used in the manufacturing process at the facility. Nucor Kingman also assumed certain operating contracts, which Nucor believes will not have a material effect on the operations of the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby Chief Financial Officer, Treasurer and Executive Vice President

Dated:    April 1, 2003

2